                                                                    Exhibit 99.2

                              [DEL WEBB LETTERHEAD]

Contact: Lynne Reaves  (Media Inquiries)
         (602) 808-8091

         John Spencer  (Investor Inquiries)
         (602) 808-8008

                                                           AMENDED PRESS RELEASE

            DEL WEBB REPORTS 5TH CONSECUTIVE RECORD YEAR OF EARNINGS
                 EARNINGS PER SHARE CLIMB 20 PERCENT; BACKLOG UP

FISCAL YEAR HIGHLIGHTS:

- The company achieved all-time record earnings for the fifth consecutive year. Net earnings for the fiscal year jumped 23 percent. Earnings per diluted share reached $4.79, an increase of 20 percent from the $4.00 per diluted share achieved last year, and were net of the costs amounting to 13 cents per share related to the pending merger with Pulte Homes, Inc. and a separate major proxy contest last fall.

- Fourth quarter earnings were $1.59 per diluted share diluted and were net of 7 cents per share of costs related to the pending merger. Pre-tax earnings were 16 percent higher than last year's fourth quarter.

- Homebuilding gross margins increased 140 basis points for the quarter and 160 basis points for the year from last year's level.

- Leverage was reduced significantly to 60.7 percent at June 30, 2001, compared to 67.6 percent in June 2000 and 72.0 percent at June 30, 1999.

- Backlog of homes under contract but not yet delivered was up 2 percent at June 30, 2001 compared to June 30, 2000. The aggregate contract of the backlog amount increased 4 percent to $994 million, compared to $952 million.

PHOENIX, AZ (JULY 24, 2001) (WBB:NYSE) - Del Webb Corporation, expected to merge with Pulte Homes Inc., on July 31, 2001, today reported net earnings of $91.2 million, or $4.79 per diluted share, for its fiscal year ended June 30, 2001. This compares to earnings of $74.2 million, or $4.00 per diluted share, for the prior year.

For the fourth quarter, net earnings were $31 million or $1.59 per diluted share and were net of $2.2 million pre-tax or 7 cents per diluted share of merger-related costs. Last year's fourth quarter earnings included a 22 cent per share tax benefit. Pre-tax earnings for this year's fourth quarter were $6.67 million or 16 percent higher than last year's fourth quarter.

22222        DEL WEBB REPORTS 5TH CONSECUTIVE YEAR OF RECORD EARNINGS      22222
--------------------------------------------------------------------------------


Results for the fiscal year include certain costs associated with the Pulte Homes merger and a separate major proxy contest, which totaled 13 cents per diluted share. Additionally, the company's performance was impacted favorably by a 10 cents per diluted share tax benefit. Excluding these three factors, net earnings per diluted share for the year would have been $4.82.

The company's backlog of homes under contract but not yet delivered was up 2 percent at June 30, 2001 to 3,682 units vs. 3,611 at June 30, 2000. The aggregate contract amount increased 4 percent to $994 million, compared to $952 million; and the average contract sales amount per home increased 2 percent to $270,000 from $264,000.

"Webb approaches this merger with Pulte Homes in extremely good condition," said Del Webb President and Chief Executive Officer LeRoy Hanneman. "Our backlog is up, earnings are strong, our leverage is declining and our leadership in the active adult segment of the market is unquestioned."

The merger with Pulte Homes will be voted on at special Del Webb and Pulte shareholders meetings on July 27, with the closing anticipated July 31, 2001.

Hanneman said this year's results demonstrated the company's uncompromising execution of a new strategic focus. "We have met all of our financial objectives in 2001," he said. "We set some very tough goals for ourselves this year in terms of operating and net margins, earnings per share, leverage reduction and return on invested capital. In each category we exceeded our internal targets."

"This has been an extraordinary year for Del Webb in many ways," said Hanneman. "While remaining focused on a new strategic plan, Webb was drawn into and won a high-profile proxy battle. Additionally, this year we agreed to a merger between Del Webb and Pulte Homes which we believe will be very beneficial to shareholders. Even with the distractions associated from these two major events, Del Webb has posted outstanding results. I take great pride in our Del Webb team which has executed creatively and prudently, and has been responsible for these outstanding results."

REVENUES AND CLOSINGS
---------------------
Revenues for the fiscal year decreased 5 percent to $1.94 billion from $2.04 billion the previous year. The decrease resulted partly from the sell out of two communities in California and Nevada that had made significant contributions. The decrease also resulted from the decision to withdraw Webb's family home business from Nevada and to focus its Phoenix-area family home business at Anthem.

For the fourth quarter, revenues decreased 5 percent to $602 million, compared to $635 million in the same period one year ago. Home closings for the fourth quarter were down 13 percent to 2,132.
In the company's active adult division revenues were down 4.6 percent from fiscal year 2000. This decrease was caused by a 15 percent drop in home closings (5,100 compared with 6,017 in the previous year). The reduced closings were offset, however, by the average closing price rising to $246,600 compared with $223,200 the previous year.

33333        DEL WEBB REPORTS 5TH CONSECUTIVE YEAR OF RECORD EARNINGS      33333
--------------------------------------------------------------------------------


The company's family and country club division reported a 6.5 percent decrease in revenues during the year ($545.7 million vs. $583.7 million) and a 19 percent decrease in home closings (1,938 vs. 2,402). Again, the results reflected Webb's decision to close out its Coventry (family home) operations in Las Vegas and to focus its Phoenix operations at Anthem.

Closing prices in the family and country club division increased by 14.6 percent for the fiscal year, with the Arizona country club community jumping by 19.1 percent.

NEW ORDERS
----------
Net new orders for the fiscal year declined 6 percent company-wide to 7,109 units compared to 7,546 last year, reflecting the close out of two communities and the Nevada Coventry business. In the fourth quarter, net new orders were off 10 percent (1,913 vs. 2,130). On a "same store" basis and excluding last year's sale/leaseback of model homes and vacation units and adjusting for close out of communities, total orders were down 2.6 percent for the quarter and were up 1.5 percent for the year.

Results from one of the company's newest communities in California helped counterbalance the sellout of other developments, Hanneman said. "Our new Sun City Lincoln Hills community near Sacramento recorded orders totaling a remarkable 1,047 homes - our best ever results in northern California."

Hanneman said the company's Sun Cities in Arizona, Nevada and California continued to perform at very strong levels in fiscal 2001. He pointed out that Sun City Grand posted more than 1,000 new orders for the fourth straight year and the "Sunflower" community in Tucson experienced its best year in history with 249 orders.

Order rates improved on a year-to-year basis at the company's Spruce Creek Communities in Florida and at Sun City Huntley outside of Chicago. Orders at Sun City Texas were down slightly to 357. At Sun City Hilton Head orders declined significantly from 364 to 273. In Hilton Head Hanneman said Webb is looking at a number of ways to increase revenues and ROIC, including continuing to sell some of its land holdings to other developers. Also under study, he said, are new product offerings with broader price-points and market reach.

Anthem Arizona ended the year with a 1.3 percent increase in orders. Home prices in that community jumped 19 percent in the country club community and 14 percent in the family community. At Anthem Las Vegas orders were off by 3.7 percent in the family and country club areas, but up 19.4 percent at Sun City Anthem. In Las Vegas, Hanneman pointed out that the Anthem Country Club community also took orders for 61 custom lots valued at a total of $18.3 million.

Hanneman underscored that Anthem Arizona had been voted the best master-planned community in the United States by the National Association of Homebuilders and the company is the developer of four of the 10 best-selling communities in the nation.

44444        DEL WEBB REPORTS 5TH CONSECUTIVE YEAR OF RECORD EARNINGS      44444
--------------------------------------------------------------------------------

MARGINS
-------
The company's total homebuilding gross margin percentage for the fiscal year was
24.4 percent, up 160 basis points from 22.8 percent last year. Gross margins rose by 150 basis points in the company's active adult operations and 70 basis points in its family and country club communities. Net margins saw a 30 percent jump, increasing 100 basis points to 4.7 percent from 3.6 percent.

Selling, general and administrative expenses as a percentage of revenues, exclusive of the Pulte merger and the proxy contest, were 13.1 percent compared to 13.2 percent in the previous year. Inclusive of those costs, SG&A was at 13.3 for 2001.

Interest amortization as a percentage of revenues decreased slightly during the year to 3.8 percent from 4.2 percent.

LEVERAGE
--------
The company's debt-to-total capital continued to decline in the fourth quarter. At June 30, 2001, debt-to-total capital was 60.7 percent compared to 67.6 percent, at June 30, 2000 and compared to 72.0 percent at June 30, 1999. Reduction in the leverage was largely due to a lower level of investment in new and existing communities in fiscal 2001.

Del Webb Corporation, based in Phoenix, is the nation's leading builder of active adult communities for people age 55 and older. The company operates eight active adult communities in markets including Phoenix and Tucson, Ariz.; Las Vegas, Nev; Palm Desert, Lincoln, Calif.; Hilton Head, S.C.; Georgetown, Texas; Ocala, Fla; and Chicago, Il. The company also builds family and country club communities in Phoenix and Las Vegas.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY. CERTAIN FORWARD-LOOKING STATEMENTS ARE BASED ON ASSUMPTIONS THAT MAY NOT PROVE TO BE ACCURATE. RISKS AND UNCERTAINTIES INCLUDE RISKS ASSOCIATED WITH: THE CYCLICAL NATURE OF REAL ESTATE OPERATIONS; LAND ACQUISITION AND DEVELOPMENT, GOVERNMENT REGULATION, GROWTH MANAGEMENT AND ENVIRONMENTAL CONSIDERATIONS; GEOGRAPHIC CONCENTRATION; FINANCING AND LEVERAGE; INTEREST RATE FLUCTUATIONS; CONSTRUCTION LABOR AND MATERIALS COSTS; FUTURE COMMUNITIES AND NEW GEOGRAPHIC MARKETS; LEGAL MATTERS; NATURAL RISKS; AND OTHER MATTERS SET FORTH IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED JUNE 30, 2000 AND SUBSEQUENT SEC FILINGS.

                      DEL WEBB CORPORATION AND SUBSIDIARIES
                   SUPPLEMENTARY EARNINGS RELEASE INFORMATION
                AS OF AND FOR THE FISCAL YEAR ENDED JUNE 30, 2001
                                   (UNAUDITED)

Shareholders Equity at June 30, 2001 (dollars in thousands)
-----------------------------------------------------------
Common stock, $.001 par value.  Authorized 30,000,000 shares;
  issued 18,927,199 shares                                                               $       19
Additional paid-in capital                                                                  181,967
Retained earnings                                                                           407,420
                                                                                         ----------
                                                                                            589,406
Less deferred compensation                                                                  (7,745)
                                                                                         ----------
           Total shareholders' equity                                                    $  581,661
                                                                                         ==========


Real Estate Inventories at June 30, 2001 (dollars in thousands)
---------------------------------------------------------------
Home construction costs                                                                  $  268,562
Unamortized improvement and amenity costs                                                 1,058,926
Unamortized capitalized interest                                                            130,064
Land held for housing                                                                       195,372
Land held for future development or sale                                                    105,773
                                                                                         ----------
           Total real estate inventories                                                 $1,758,697
                                                                                         ==========


Notes Payable, Senior and Subordinated Debt at June 30, 2001 (dollars in thousands)
-----------------------------------------------------------------------------------
9 3/4 % Senior Subordinated Debentures due 2003, net, unsecured                          $   99,315
9 % Senior Subordinated Debentures due 2006, net, unsecured                                  98,723
9 3/4 % Senior Subordinated Debentures due 2008, net, unsecured                             146,822
9 3/8 % Senior Subordinated Debentures due 2009, net, unsecured                             196,346
10 1/4 % Senior Subordinated Debentures due 2010, net, unsecured                            144,824
Notes payable to banks under a revolving credit facility and short-term lines
      of credit, unsecured                                                                  175,000
Real estate and other notes, primarily secured                                               38,568
                                                                                         ----------
           Total notes payable, senior and subordinated debt                             $  899,598
                                                                                         ==========


Interest for the Three Months Ended June 30, 2001 (dollars in thousands)
------------------------------------------------------------------------
Unamortized capitalized interest included in real estate
      inventories at beginning of period                                                 $  129,243
Interest incurred and capitalized                                                            23,408
Amortization of capitalized interest in costs and expenses                                  (22,587)
                                                                                         ----------
Unamortized capitalized interest included in real estate
      inventories at end of period                                                       $  130,064
                                                                                         ==========

                      DEL WEBB CORPORATION AND SUBSIDIARIES
                CERTAIN CONSOLIDATED FINANCIAL AND OPERATING DATA

                                                                       THREE MONTHS ENDED
                                                                            JUNE 30,                             CHANGE
------------------------------------------------------------------------------------------------------------------------------------
                                                                    2001               2000              AMOUNT         PERCENT
------------------------------------------------------------------------------------------------------------------------------------
OPERATING DATA:
---------------
  Number of net new orders:

     Active adult communities:

        Sun City Grand                                               306                246                60            24.4%
        Sun Cities Las Vegas                                         224                352              (128)          (36.4%)
        Sun City Palm Desert                                         165                140                25            17.9%
        Sun Cities Northern California                               314                279                35            12.5%
        Sun City Hilton Head                                          77                 92               (15)          (16.3%)
        Sun City Texas                                                95                126               (31)          (24.6%)
        Sun City at Huntley                                          118                111                 7             6.3%
        Florida communities                                          118                106                12            11.3%
        Other communities                                             73                 52                21            40.4%
------------------------------------------------------------------------------------------------------------------------------------
           Total active adult communities                          1,490              1,504               (14)           (0.9%)
------------------------------------------------------------------------------------------------------------------------------------
    Family and country club communities:
        Arizona country club communities                             101                128               (27)          (21.1%)
        Nevada country club community                                 95                 73                22            30.1%
        Arizona family communities                                   227                364              (137)          (37.6%)
        Nevada family communities                                      0                 61               (61)         (100.0%)
------------------------------------------------------------------------------------------------------------------------------------
           Total family and country club communities                 423                626              (203)          (32.4%)
------------------------------------------------------------------------------------------------------------------------------------
              Total                                                1,913              2,130              (217)          (10.2%)
====================================================================================================================================

                                                                      FISCAL YEAR ENDED
                                                                          JUNE 30,                   CHANGE
------------------------------------------------------------------------------------------------------------------
                                                          2001              2000              AMOUNT       PERCENT
------------------------------------------------------------------------------------------------------------------
OPERATING DATA:
---------------
  Number of net new orders:

     Active adult communities:

        Sun City Grand                                   1,032             1,222               (190)       (15.5%)
        Sun Cities Las Vegas                             1,133             1,229                (96)        (7.8%)
        Sun City Palm Desert                               583               462                121         26.2%
        Sun Cities Northern California                   1,047               759                288         37.9%
        Sun City Hilton Head                               273               364                (91)       (25.0%)
        Sun City Texas                                     357               368                (11)        (3.0%)
        Sun City at Huntley                                400               375                 25          6.7%
        Florida communities                                358               352                  6          1.7%
        Other communities                                  250               346                (96)       (27.7%)
------------------------------------------------------------------------------------------------------------------
           Total active adult communities                5,433             5,477                (44)        (0.8%)
------------------------------------------------------------------------------------------------------------------
    Family and country club communities:
        Arizona country club communities                   314               361                (47)       (13.0%)
        Nevada country club community                      285               296                (11)        (3.7%)
        Arizona family communities                         963             1,127               (164)       (14.6%)
        Nevada family communities                          114               285               (171)       (60.0%)
------------------------------------------------------------------------------------------------------------------
           Total family and country club communities     1,676             2,069               (393)       (19.0%)
------------------------------------------------------------------------------------------------------------------
              Total                                      7,109             7,546               (437)        (5.8%)
==================================================================================================================


Included in net new orders for the fiscal year ended June 30, 2000 were models and vacation getaway homes sold with long-term leasebacks. Sun City Grand had 162 such net new orders. The Sun Cities Las Vegas had 33 and the Nevada country club community had 13.

                DEL WEBB CORPORATION AND SUBSIDIARIES
            CERTAIN CONSOLIDATED FINANCIAL AND OPERATING DATA

                                                                       THREE MONTHS ENDED
                                                                            JUNE 30,                             CHANGE
------------------------------------------------------------------------------------------------------------------------------------
                                                                   2001               2000              AMOUNT         PERCENT
------------------------------------------------------------------------------------------------------------------------------------
  Number of home closings:

     Active adult communities:

        Sun City Grand                                              294                315                (21)           (6.7%)
        Sun Cities Las Vegas                                        335                391                (56)          (14.3%)
        Sun City Palm Desert                                        142                133                  9             6.8%
        Sun Cities Northern California                              252                217                 35            16.1%
        Sun City Hilton Head                                         81                126                (45)          (35.7%)
        Sun City Texas                                              120                119                  1             0.8%
        Sun City at Huntley                                         133                201                (68)          (33.8%)
        Florida communities                                          98                 83                 15            18.1%
        Other communities                                            63                128                (65)          (50.8%)
------------------------------------------------------------------------------------------------------------------------------------
           Total active adult communities                         1,518              1,713               (195)          (11.4%)
------------------------------------------------------------------------------------------------------------------------------------
    Family and country club communities:
        Arizona country club communities                            112                132                (20)          (15.2%)
        Nevada country club community                                98                 97                  1             1.0%
        Arizona family communities                                  336                409                (73)          (17.8%)
        Nevada family communities                                    68                 87                (19)          (21.8%)
------------------------------------------------------------------------------------------------------------------------------------
           Total family and country club communities                614                725               (111)          (15.3%)
------------------------------------------------------------------------------------------------------------------------------------
              Total                                               2,132              2,438               (306)          (12.6%)
====================================================================================================================================

                                                           FISCAL YEAR ENDED
                                                               JUNE 30,                              CHANGE
------------------------------------------------------------------------------------------------------------------
                                                          2001              2000              AMOUNT        PERCENT
------------------------------------------------------------------------------------------------------------------
  Number of home closings:

     Active adult communities:

        Sun City Grand                                   1,087             1,395               (308)       (22.1%)
        Sun Cities Las Vegas                             1,222             1,231                 (9)        (0.7%)
        Sun City Palm Desert                               513               500                 13          2.6%
        Sun Cities Northern California                     825               771                 54          7.0%
        Sun City Hilton Head                               273               420               (147)       (35.0%)
        Sun City Texas                                     301               308                 (7)        (2.3%)
        Sun City at Huntley                                339               735               (396)       (53.9%)
        Florida communities                                290               276                 14          5.1%
        Other communities                                  250               381               (131)       (34.4%)
------------------------------------------------------------------------------------------------------------------
           Total active adult communities                5,100             6,017               (917)       (15.2%)
------------------------------------------------------------------------------------------------------------------
    Family and country club communities:
        Arizona country club communities                   371               371                  0          0.0%
        Nevada country club community                      272               268                  4          1.5%
        Arizona family communities                       1,066             1,344               (278)       (20.7%)
        Nevada family communities                          229               419               (190)       (45.3%)
------------------------------------------------------------------------------------------------------------------
           Total family and country club communities     1,938             2,402               (464)       (19.3%)
------------------------------------------------------------------------------------------------------------------
              Total                                      7,038             8,419             (1,381)       (16.4%)
==================================================================================================================


Included in home closings for the three months and fiscal year ended June 30, 2000 were models and vacation getaway homes sold with long-term leasebacks. Profits on the closings of these units were deferred and are being amortized as reductions of selling, general and administrative expenses over the leaseback periods, offsetting substantially all of the related rent expense. Sun City Grand had 2 such home closings for the three months and 162 for the fiscal year. The Sun Cities Las Vegas had 1 and 33 for the three months and fiscal year, respectively. The Nevada country club community 13 for the fiscal year.

                      DEL WEBB CORPORATION AND SUBSIDIARIES
                CERTAIN CONSOLIDATED FINANCIAL AND OPERATING DATA

                                                                 AT JUNE 30,                                 CHANGE
------------------------------------------------------------------------------------------------------------------------------
                                                           2001               2000               AMOUNT                PERCENT
------------------------------------------------------------------------------------------------------------------------------
BACKLOG DATA:
-------------

  Homes under contract:

     Active adult communities:

        Sun City Grand                                     506                 561                 (55)                 (9.8%)
        Sun Cities Las Vegas                               454                 543                 (89)                (16.4%)
        Sun City Palm Desert                               316                 246                  70                  28.5%
        Sun Cities Northern California                     618                 396                 222                  56.1%
        Sun City Hilton Head                               138                 138                   0                   0.0%
        Sun City Texas                                     274                 218                  56                  25.7%
        Sun City at Huntley                                206                 145                  61                  42.1%
        Florida communities                                277                 209                  68                  32.5%
        Other communities                                  133                 133                   0                   0.0%
------------------------------------------------------------------------------------------------------------------------------
           Total active adult communities                2,922               2,589                 333                  12.9%
------------------------------------------------------------------------------------------------------------------------------
    Family and country club communities:
        Arizona country club communities                   177                 234                 (57)                (24.4%)
        Nevada country club community                      176                 163                  13                   8.0%
        Arizona family communities                         407                 510                (103)                (20.2%)
        Nevada family communities                            0                 115                (115)               (100.0%)
------------------------------------------------------------------------------------------------------------------------------
           Total family and country club communities       760               1,022                (262)                (25.6%)
------------------------------------------------------------------------------------------------------------------------------
              Total                                      3,682               3,611                  71                   2.0%
==============================================================================================================================
  Aggregate contract sales amount
    (dollars in millions)                               $  994              $  952              $   42                   4.4%
==============================================================================================================================
  Average contract sales amount per
    home (dollars in thousands)                         $  270              $  264              $    6                   2.3%
==============================================================================================================================

                      DEL WEBB CORPORATION AND SUBSIDIARIES
                CERTAIN CONSOLIDATED FINANCIAL AND OPERATING DATA

                                                                    THREE MONTHS ENDED
                                                                         JUNE 30,                                CHANGE
----------------------------------------------------------------------------------------------------------------------------
                                                                 2001               2000              AMOUNT         PERCENT
----------------------------------------------------------------------------------------------------------------------------
AVERAGE REVENUE PER HOME CLOSING:
---------------------------------

     Active adult communities:

        Sun City Grand                                        $    207,100       $    193,900      $      13,200        6.8%
        Sun Cities Las Vegas                                       288,000            236,300             51,700       21.9%
        Sun City Palm Desert                                       294,900            284,800             10,100        3.5%
        Sun Cities Northern California                             317,800            293,900             23,900        8.1%
        Sun City Hilton Head                                       256,200            237,000             19,200        8.1%
        Sun City Texas                                             238,200            237,700                500        0.2%
        Sun City at Huntley                                        253,600            249,900              3,700        1.5%
        Florida communities                                        160,000            143,200             16,800       11.7%
        Other communities                                          149,500            182,000            (32,500)     (17.9%)
           Average active adult communities                        255,300            234,700             20,600        8.8%
     Family and country club communities:
        Arizona country club communities                           333,700            318,100             15,600        4.9%
        Nevada country club community                              491,700            450,800             40,900        9.1%
        Arizona family communities                                 225,100            222,900              2,200        1.0%
        Nevada family communities                                  240,000            158,700             81,300       51.2%
           Average family and country club communities             289,100            263,000             26,100        9.9%
              Total average                                        265,000            243,100             21,900        9.0%
============================================================================================================================

                                                               FISCAL YEAR ENDED
                                                                   JUNE 30,                              CHANGE
-----------------------------------------------------------------------------------------------------------------------
                                                            2001              2000                AMOUNT        PERCENT
-----------------------------------------------------------------------------------------------------------------------
AVERAGE REVENUE PER HOME CLOSING:
---------------------------------

     Active adult communities:

        Sun City Grand                                   $    211,100      $    181,600       $     29,500         16.2%
        Sun Cities Las Vegas                                  247,400           230,300             17,100          7.4%
        Sun City Palm Desert                                  305,500           277,900             27,600          9.9%
        Sun Cities Northern California                        308,200           281,700             26,500          9.4%
        Sun City Hilton Head                                  249,000           210,800             38,200         18.1%
        Sun City Texas                                        242,500           233,700              8,800          3.8%
        Sun City at Huntley                                   252,400           235,500             16,900          7.2%
        Florida communities                                   155,500           139,800             15,700         11.2%
        Other communities                                     174,000           204,700            (30,700)       (15.0%)
           Average active adult communities                   246,600           223,200             23,400         10.5%
     Family and country club communities:
        Arizona country club communities                      343,600           288,500             55,100         19.1%
        Nevada country club community                         447,200           438,600              8,600          2.0%
        Arizona family communities                            230,300           215,100             15,200          7.1%
        Nevada family communities                             223,000           182,400             40,600         22.3%
           Average family and country club communities        281,600           245,700             35,900         14.6%
              Total average                                   256,300           229,600             26,700         11.6%
========================================================================================================================




Average revenue per home closing for the models and vacation getaway homes with long-term leasebacks at Sun City Grand was $119,000 and $100,300 for the three months and fiscal year respectively ended June 30, 2000. At the Sun Cities Las Vegas, the average revenue for these home closings was $405,000 for the three months and $266,500 for the fiscal year. At the Nevada country club community, the average revenue for these home closings was $492,100 for the fiscal year.

  DEL WEBB CORPORATION AND SUBSIDIARIES
            CERTAIN CONSOLIDATED FINANCIAL AND OPERATING DATA

                                                                     THREE MONTHS ENDED
                                                                          JUNE 30,                             CHANGE
-------------------------------------------------------------------------------------------------------------------------------
                                                                  2001               2000              AMOUNT         PERCENT
-------------------------------------------------------------------------------------------------------------------------------
OPERATING STATISTICS:
---------------------

        Costs and expenses as a percentage of revenues:

              Home construction, land and other                   75.3%              76.8%              (1.5%)           (2.0%)
              Selling, general and administrative                 13.0%              12.5%               0.5%             4.0%
              Interest                                             3.8%               4.1%              (0.3%)           (7.3%)
        Ratio of home closings to homes under
           contract in backlog at beginning of period             54.7%              62.2%              (7.5%)          (12.1%)
===============================================================================================================================

                                                                  FISCAL YEAR ENDED
                                                                      JUNE 30,                            CHANGE
----------------------------------------------------------------------------------------------------------------------------
                                                               2001              2000              AMOUNT        PERCENT
----------------------------------------------------------------------------------------------------------------------------
OPERATING STATISTICS:
---------------------

        Costs and expenses as a percentage of revenues:

              Home construction, land and other                75.7%             77.2%              (1.5%)        (1.9%)
              Selling, general and administrative              13.3%             13.2%               0.1%          0.8%
              Interest                                          3.8%              4.2%              (0.4%)        (9.5%)
        Ratio of home closings to homes under
           contract in backlog at beginning of period         194.9%            187.8%               7.1%          3.8%
============================================================================================================================


NOTES:
------

New orders are net of cancellations. The Company recognizes revenue at the close of escrow.

The Sun Cities Las Vegas include Sun City Summerlin (which is built out), Sun City MacDonald Ranch and Sun City Anthem.

The Sun Cities Northern California include Sun City Roseville (which is built out) and Sun City Lincoln Hills.

Other active adult communities represent two smaller-scale communities in Arizona and California.

Home closings began at Anthem Country Club (an Arizona country club community near Phoenix) in September 1999.

A substantial majority of the backlog at June 30, 2001 is currently anticipated to result in revenues in the next 12 months. However, a majority of the backlog is contingent primarily upon the availability of financing for the customer and, in certain cases, sale of the customer's existing residence. Also, as a practical matter, the Company's ability to obtain damages for breach of contract by a potential home buyer is limited to retaining all or a portion of the deposit received. In the fiscal year ended June 30, 2001 and 2000, cancellations of home sales orders as a percentage of new home sales orders written during the period were 14.4 percent and 14.0 percent, respectively.

                      DEL WEBB CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                      (In Thousands Except Per Share Data)
                                   (Unaudited)

                                                          THREE MONTHS ENDED                           FISCAL YEAR ENDED
                                                               JUNE 30,                                    JUNE 30,
-----------------------------------------------------------------------------------------------------------------------------------
                                                          2001                  2000                  2001                  2000
-----------------------------------------------------------------------------------------------------------------------------------
Revenues                                            $    602,289          $    635,029          $  1,936,117          $  2,040,003
-----------------------------------------------------------------------------------------------------------------------------------

Costs and expenses:
      Home construction, land and other                  453,238               487,473             1,465,381             1,575,043
      Selling, general and administrative                 78,079                79,553               258,007               269,704
      Interest                                            22,587                26,275                73,386                85,623
-----------------------------------------------------------------------------------------------------------------------------------
                                                         553,904               593,301             1,796,774             1,930,370
-----------------------------------------------------------------------------------------------------------------------------------
           Earnings before income taxes                   48,385                41,728               139,343               109,633
Income taxes                                              17,419                11,022                48,164                35,468
-----------------------------------------------------------------------------------------------------------------------------------
           Net earnings                             $     30,966          $     30,706          $     91,179          $     74,165
===================================================================================================================================

Weighted average shares outstanding - basic               18,706                18,343                18,542                18,289
===================================================================================================================================
Weighted average shares outstanding -
      assuming dilution                                   19,457                18,412                19,051                18,550
===================================================================================================================================

Net earnings per share - basic                      $       1.66          $       1.67          $       4.92          $       4.06
===================================================================================================================================

Net earnings per share - assuming dilution          $       1.59          $       1.67          $       4.79          $       4.00
===================================================================================================================================

                      DEL WEBB CORPORATION AND SUBSIDIARIES
                     REVENUES AND COSTS AND EXPENSES DETAIL
                             (Dollars In Thousands)
                                   (Unaudited)

                                                                      THREE MONTHS ENDED
                                                                           JUNE 30,
--------------------------------------------------------------------------------------------------
                                                                  2001                  2000
--------------------------------------------------------------------------------------------------
Revenues:

      Homebuilding:

           Active adult communities                             $    387,510          $    401,183
           Family and country club communities                       177,509               190,688
--------------------------------------------------------------------------------------------------
                                                                     565,019               591,871
           Models/vacation getaway homes with
              long-term leaseback                                         --                   833
--------------------------------------------------------------------------------------------------
                Total homebuilding                                   565,019               592,704
      Land and facility sales                                         28,021                26,548
      Other                                                            9,249                15,777
--------------------------------------------------------------------------------------------------
                                                                $    602,289          $    635,029
==================================================================================================

Costs and expenses:
      Home construction and land:
           Active adult communities                             $    285,470          $    304,460
           Family and country club communities                       141,043               150,485
--------------------------------------------------------------------------------------------------
                                                                     426,513               454,945
           Models/vacation getaway homes with
              long-term leaseback                                         --                   833
--------------------------------------------------------------------------------------------------
                Total homebuilding                                   426,513               455,778
      Cost of land and facility sales                                 20,085                18,815
      Other cost of sales                                              6,640                12,880
--------------------------------------------------------------------------------------------------
                Total home construction, land and other              453,238               487,473
      Selling, general and administrative                             78,079                79,553
      Interest                                                        22,587                26,275
--------------------------------------------------------------------------------------------------
                                                                $    553,904          $    593,301
==================================================================================================

Margin percentages:
      Homebuilding gross margin:
           Active adult communities                                    26.3%                 24.1%
           Family and country club communities                         20.5%                 21.1%
--------------------------------------------------------------------------------------------------
                                                                       24.5%                 23.1%
           Models/vacation getaway homes with
              long-term leaseback                                         --                    --
--------------------------------------------------------------------------------------------------
               Total homebuilding gross margin                         24.5%                 23.1%
               Gross margin on land and facility sales                 28.3%                 29.1%
               Gross margin on other revenues                          28.2%                 18.4%
--------------------------------------------------------------------------------------------------
                       Total gross margin                              24.7%                 23.2%
                   Selling, general and administrative                 13.0%                 12.5%
--------------------------------------------------------------------------------------------------
                       Earnings before interest and taxes              11.8%                 10.7%
                   Interest                                             3.8%                  4.1%
--------------------------------------------------------------------------------------------------
                       Earnings before taxes                            8.0%                  6.6%
                   Income taxes                                         2.9%                  1.7%
--------------------------------------------------------------------------------------------------
                       Net earnings                                     5.1%                  4.8%
==================================================================================================


                                                                 FISCAL YEAR ENDED
                                                                     JUNE 30,
---------------------------------------------------------------------------------------------
                                                            2001                  2000
---------------------------------------------------------------------------------------------
Revenues:

      Homebuilding:

           Active adult communities                       $  1,257,888          $  1,318,092
           Family and country club communities                 545,710               583,744
---------------------------------------------------------------------------------------------
                                                             1,803,598             1,901,836
           Models/vacation getaway homes with
              long-term leaseback                                   --                31,435
---------------------------------------------------------------------------------------------
                Total homebuilding                           1,803,598             1,933,271
      Land and facility sales                                  102,197                76,237
      Other                                                     30,322                30,495
---------------------------------------------------------------------------------------------
                                                          $  1,936,117          $  2,040,003
=============================================================================================

Costs and expenses:
      Home construction and land:
           Active adult communities                       $    933,338          $    997,487
           Family and country club communities                 429,484               463,454
---------------------------------------------------------------------------------------------
                                                             1,362,822             1,460,941
           Models/vacation getaway homes with
              long-term leaseback                                   --                31,435
---------------------------------------------------------------------------------------------
                Total homebuilding                           1,362,822             1,492,376
      Cost of land and facility sales                           78,020                59,765
      Other cost of sales                                       24,539                22,902
---------------------------------------------------------------------------------------------
                Total home construction, land and other      1,465,381             1,575,043
      Selling, general and administrative                      258,007               269,704
      Interest                                                  73,386                85,623
---------------------------------------------------------------------------------------------
                                                          $  1,796,774          $  1,930,370
=============================================================================================

Margin percentages:
      Homebuilding gross margin:
           Active adult communities                              25.8%                 24.3%
           Family and country club communities                   21.3%                 20.6%
---------------------------------------------------------------------------------------------
                                                                 24.4%                 23.2%
           Models/vacation getaway homes with
              long-term leaseback                                   --                    --
---------------------------------------------------------------------------------------------
               Total homebuilding gross margin                   24.4%                 22.8%
               Gross margin on land and facility sales           23.7%                 21.6%
               Gross margin on other revenues                    19.1%                 24.9%
---------------------------------------------------------------------------------------------
                       Total gross margin                        24.3%                 22.8%
                   Selling, general and administrative           13.3%                 13.2%
---------------------------------------------------------------------------------------------
                       Earnings before interest and taxes        11.0%                  9.6%
                   Interest                                       3.8%                  4.2%
---------------------------------------------------------------------------------------------
                       Earnings before taxes                      7.2%                  5.4%
                   Income taxes                                   2.5%                  1.7%
---------------------------------------------------------------------------------------------
                       Net earnings                               4.7%                  3.6%
=============================================================================================